EXHIBIT 10(c)
THE SHERWIN-WILLIAMS COMPANY
2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
Form of
Restricted Stock Grant

Grantee: ______________________	Date of Grant: ____________ , 20___
Number of Shares: ______________	Date of Vesting: __________ , 20___
     1. Grant of Restricted Shares. The Board of Directors (the “Board”) of The Sherwin-Williams Company (the “Company”) grants to you (the “Grantee”) the aggregate number of shares of Common Stock, $1.00 par value, of the Company set forth above (the “Restricted Shares”) in accordance with the terms hereof and of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (the “Plan”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
     2. Vesting of Restricted Shares. (A) Provided Grantee is continuously employed from the Date of Grant through the Date of Vesting, inclusive (the “Restriction Period”) with the Company or a Subsidiary, in Grantee’s present position or in such other position as the Board may determine entitles Grantee to retain the rights under this grant (such positions being hereinafter referred to as a “Participating Position”), a percentage ranging from 0% to 100% of the Restricted Shares shall vest in accordance with the Management Objectives set forth below. The determination of the percentage of the Restricted Shares that will vest shall be made after such time as the Board has obtained the information, made the decisions, and completed the calculations necessary. The percentage of the Restricted Shares that will vest is based upon (i) the Company achieving a specified Average Return on Average Equity during the four year period ending on December 31 of the most recently completed fiscal year prior to the Date of Vesting (“Measurement Period”), and (ii) the Company’s Cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the Measurement Period, as determined in accordance with the following table:

	Percentage of Shares Vesting

	Average Return on Average Equity

Cumulative	__%	__% to less	__% to less
EBITDA	and above	than __%	than __%	below __%
$___________ (__% CAGR)	100%	90%	70%	0%
$___________ (__% CAGR)	90%	80%	60%	0%
$___________ (__% CAGR)	80%	70%	50%	0%
$___________ (__% CAGR)	70%	60%	40%	0%
$___________ (__% CAGR)	60%	50%	30%	0%
$___________ (__% CAGR)	50%	40%	20%	0%
Less Than $___________ (Less than __% CAGR)	0%	0%	0%	0%
When the Cumulative EBITDA results during the Measurement Period are between the table values, an interpolation will be made to determine the vesting percentage calculated to the nearest hundredth of a percentage. The manner in which the Board will determine Average Return on Average Equity and EBITDA during the Measurement Period is set forth on Exhibit A.

     (B) Notwithstanding Section 2(A) above, in the event of a “Change of Control” of the Company, as defined below, during the Restriction Period the full number of the shares of Restricted Shares shall immediately vest.
     3. Termination of Right to Restricted Shares. (A) On the date Grantee ceases to be continuously employed in any Participating Position(s) at any time during the Restriction Period, Grantee shall forfeit and lose all rights to the Restricted Shares, except as otherwise provided below:
     (i) In the event of the death of Grantee during the Restriction Period, the full number of Restricted Shares shall immediately vest.
     (ii) In the event Grantee is terminated by the Company or a Subsidiary as a result of expiration of available disability leave of absence pursuant to applicable Company policy due to sickness or bodily injury during the Restriction Period, the full number of Restricted Shares shall immediately vest.
     (iii) In the event Grantee’s employment terminates as a result of normal retirement age as defined under the applicable retirement plan of the Company or a Subsidiary, all rights of Grantee under this grant shall continue as if Grantee had continued employment in a Participating Position. The determination of the percentage of the number of Restricted Shares that will vest will be made as if Grantee had remained employed in a Participating Position throughout the Restriction Period.
     (iv) In the event Grantee’s employment terminates as a result of early retirement (retirement on or after the earliest voluntary retirement age but before normal retirement age as provided for in the applicable retirement plan of the Company or a Subsidiary or retirement at an earlier age with the consent of the Board), the Board shall have the right to cancel Grantee’s rights hereunder, continue Grantee’s rights hereunder in full, or prorate the number of Restricted Shares granted hereunder for the portion of the Restriction Period completed as of the date of such retirement or as the Board may otherwise deem appropriate. In the event Grantee’s rights hereunder continue in full or the number of Restricted Shares is prorated, determination of the percentage of the number of Restricted Shares that will vest will be made as if Grantee had remained employed in a Participating Position throughout the Restriction Period.
     (B) In the event Grantee is transferred from a Participating Position, the Board shall have the right to cancel Grantee’s rights hereunder, continue Grantee’s rights hereunder in full, or prorate the number of Restricted Shares granted hereunder for the portion of the Restriction Period completed as of the date of such transfer or as the Board may otherwise deem appropriate. In the event Grantee’s rights hereunder continue in full or the number of Restricted Shares is prorated, determination of the percentage of the number of Restricted Shares that will vest will be made as if Grantee had remained employed in a Participating Position throughout the Restriction Period.

     (C) In the event that Grantee knowingly or willfully engages in misconduct during the Restriction Period, which is materially harmful to the interests of the Company or a Subsidiary as determined by the Board, all rights of Grantee in the Restricted Shares shall terminate.
     4. Book Entry Account; Stockholder Rights. Within a reasonable time following the Date of Grant, the Company shall instruct its transfer agent to establish a book entry account representing the Restricted Shares in Grantee’s name effective as of the Date of Grant, provided that the Company shall retain control over the account until the Restricted Shares have vested. On the Date of Grant, ownership of the Restricted Shares shall immediately transfer to Grantee and, except for the substantial risk of forfeiture and the restrictions on transfer expressly set forth herein, Grantee shall be entitled to all voting, dividend, distribution and other ownership rights as may apply to the Common Stock generally. Notwithstanding the foregoing, any stock dividends or other in-kind dividends or distributions shall be held by the Company until the related Restricted Shares have become vested in accordance with this grant and shall remain subject to the forfeiture provisions applicable to the Restricted Shares to which such dividends or distributions relate.
     5. Change of Control. A “Change of Control” shall be deemed to have occurred if:
     (A) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the “Exchange Act”) who or that, together with all “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:
     (i) the Company;
     (ii) any of the Company’s subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;
     (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or
     (iv) any such person who has reported or may, pursuant to Rule 13d-l(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.
Notwithstanding the foregoing: (a) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person’s percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (b) if the Board determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.
     (B) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
     (C) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:
     (i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or
     (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (A)(iv) above) of the combined voting power of the Company’s then outstanding securities.

     (D) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.
     (E) The shareholders of the Company approve a plan of complete liquidation of the Company.
     For purposes of this Section 5, a person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
     (x) which such person or any of such person’s Affiliates or Associates is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;
     (y) which such person or any of such person’s Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
     (z) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;
provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Section 8.05 shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board may determine in any specific case.
     6. Transferability. During the Restriction Period, Grantee shall not be permitted to sell, transfer, pledge, encumber, assign or dispose of the Restricted Shares. The Restricted Shares granted hereunder shall be deemed to be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code.
     7. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the Restricted Shares, Grantee shall pay or make provision satisfactory to the Company for payment of all such taxes.
     8. No Right to Future Awards or Employment. The grant is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant and any related payments made to Grantee will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained herein will not confer upon Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate Grantee’s employment or other service at any time.
     9. Severability. If any provision of this grant or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this grant and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     10. Governing Law. This grant shall be governed by and construed with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

Exhibit A
Average Return on Average Equity
1.	Add the beginning and ending shareholder’s equity (less those items relating to extraordinary events or which result in a distortion of comparative results) with respect to each fiscal year of the Company beginning with or immediately prior to each year of the Measurement Period and divide by two to arrive at the Average Equity for each such year.
2.	Divide the Net Income as determined for each such year by the Average Equity of the Company for each such year to arrive at the Return on Average Equity. Net Income equals Reported Net Income (less those items relating to extraordinary events or which result in a distortion of comparative results).
3.	Add the Return on Average Equity for each year of the Measurement Period as determined above and divide by the number of years in the Measurement Period to arrive at the Average Return on Average Equity during the Measurement Period.
Example
Assuming a four year Measurement Period.

	Year 4		Year 3		Year 2		Year 1
Beginning Equity	492		465		404		370
Ending Equity	550		492		465		404

	1042		957		869		774
	÷2		÷2		÷2		÷2

Average Equity	521		478.5		434.5		387
Net Income	97		86		75		65
Return on	97	= 18.6%	86	= 18.0%	75	= 17.3%	65	= 16.8%

Average Equity	521		478.5		434.5		387

Year	Return on Average Equity

Year 1	16.8%
Year 2	17.3%
Year 3	18.0%
Year 4	18.6%
	70.7 ÷ 4 = 17.7%	Average Return on Average Equity

Cumulative Earnings Before Interest, Taxes, Depreciation and Amortization
Add the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (adjusted for those items relating to extraordinary events or which results in a distortion of comparative results) with respect to each fiscal year of the Company beginning with or immediately prior to each year of the Measurement Period.

Year 1 EBITDA	Year 2 EBITDA	Year 3 EBITDA	Year 4 EBITDA	Cumulative EBITDA
$100,000,000	$110,000,000	$121,000,000	$133,100,000	$464,100,000